                                   Exhibit 21
                                  SUBSIDIARIES


  NAME                                        JURISDICTION OF INCORPORATION
  ----                                        -----------------------------
Student Advantage Securities Corporation      Massachusetts
ScholarAid.com, Inc.                          Delaware
College411.com, Inc.                          Delaware
OCM Direct, Inc.                              Delaware
Collegiate Carpets, Inc.                      Maryland
CarePackages, Inc.                            Delaware